SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2011

M&F BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707
(Address of principal executive offices)
Registrant’s telephone number, including area code (919) 683-1521
Not Applicable
(Former address of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01– OTHER EVENTS

The Board of Directors of M&F Bancorp, Inc. (the “Company”) has approved a regular cash dividend of $0.125 per share for the fourth quarter of 2011. The dividend is payable on December 28, 2011 to shareholders of record as of the close of business on December 20, 2011. A copy of the Company’s press release making this announcement is attached as Exhibit 99.1 and incorporated by reference into this Item 8.01.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.
The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated December 19, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Kim D. Saunders
Kim D. Saunders
President and Chief Executive Officer
Dated: December 19, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated December 19, 2011.

M&F Bancorp, Inc. Declares Dividend

FOR IMMEDIATE RELEASE - 12/19/2011

DURHAM, N.C.-M&F Bancorp, Inc. (OTCBB: MFBP) a bank holding company headquartered in Durham, NC, today announced that its Board of Directors approved a dividend of twelve and one half cents per share for the year ended December 31, 2011. Each shareholder of record as of the close of business on December 18, 2011 is entitled to receive $0.125 for each share of common stock held at the close of business on this date. The payment date is Wednesday, December 28, 2011.

James A. Stewart, Chairman of the Board, stated “Mechanics and Farmers Bank has a 103 year legacy of profitability serving the Triangle, the Triad, and the Charlotte areas of North Carolina. Over the last several years, many other community banks have ceased paying dividends to their shareholders. We are pleased to continue our unbroken record of profitability, even during the most recent economic downturn, and to continue rewarding our shareholders with this dividend. The Board and Management have worked diligently to continue providing banking services to the underserved as a Community Development Financial Institution. Many of our borrowers have experienced financial difficulties and we continue to work with these borrowers to enable them to meet their repayment obligations to Mechanics and Farmers Bank. The Board and management want to give special thanks for the ongoing support and loyalty of our shareholders, depositors, customers and employees.”

M&F Bancorp, Inc., a bank holding company headquartered in Durham, NC with assets of approximately $304 million as of September 30, 2011 is the parent company of Mechanics and Farmers Bank ("M&F Bank"). M&F Bank is a state-chartered commercial bank founded in 1907, and has operated continuously and profitably since 1908. With branch locations in Durham, Raleigh, Charlotte, Greensboro and Winston-Salem, NC, M&F Bank is one of only a few NC banks designated by the U.S. Treasury as a Community Development Financial Institution.

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of M&F Bancorp, Inc. (the "Company") and M&F Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management of the Company and M&F Bank and on the information available to management at the time that these disclosures were prepared. These statements can be identified by the use of words like "expect," "anticipate," "estimate" and "believe," variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Neither the Company nor M&F Bank undertakes an obligation to update any forward looking statements. Additional information is detailed in the Company's filings with the Securities and Exchange Commission, and is available at www.sec.gov.

Source: M&F Bancorp, Inc.

Contact: M&F Bancorp, Inc. Lyn Hittle, CFO, 919.687.7800, ext 547 Lyn.hittle@mfbonline.com